                                                                     EXHIBIT 4.2

================================================================================

                           ICON FITNESS CORPORATION


                              __________________


                                 $162,000,000

                             SERIES A AND SERIES B


                      14% SENIOR DISCOUNT NOTES DUE 2006


                              __________________



                                   INDENTURE



                         Dated as of November 20, 1996


                              __________________


                              FLEET NATIONAL BANK

                                    Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

 Trust Indenture
   Act Section                                        Indenture Section
-------------------                                  -------------------
 310(a)(1).........................................            7.10
    (a)(2).........................................            7.10
    (a)(3).........................................            N.A.
    (a)(4).........................................            N.A.
    (a)(5).........................................            7.10
    (b)............................................       7.8; 7.10
    (c)............................................            N.A.
 311(a)............................................            7.11
    (b)............................................            7.11
    (c)............................................            N.A.
 312(a)............................................             2.5
    (b)............................................            11.3
    (c)............................................            11.3
 313(a)............................................             7.6
    (b)(1).........................................            N.A.
    (b)(2).........................................             7.6
    (c)............................................             7.6
    (d)............................................             7.6
 314(a)............................................        4.3; 4.4
    (b)............................................            N.A.
    (c)(1).........................................            11.4
    (c)(2).........................................            11.4
    (c)(3).........................................            N.A.
    (d)............................................            N.A.
    (e)............................................            11.5
    (f)............................................            N.A.
 315(a)............................................          7.1(b)
    (b)............................................             7.5
    (c)............................................          7.1(a)
    (d)............................................          7.1(c)
    (e)............................................            6.11
 316(a)(last sentence).............................             2.9
    (a)(1)(A)......................................             6.5
    (a)(1)(B)......................................             6.4
    (a)(2).........................................            N.A.
    (b)............................................             6.7
    (c)............................................             9.4
 317(a)(1).........................................             6.8
    (a)(2).........................................             6.9
    (b)............................................             2.4
 318(a)............................................            11.1
    (b)............................................            N.A.
    (c)............................................            11.1

-------------------------
N.A. means not applicable
*This Cross-Reference Table is not part of this Indenture.

                               TABLE OF CONTENTS

                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1    Definitions............................................................  1
Section 1.2    Other Definitions...................................................... 18
Section 1.3    Incorporation by Reference of Trust Indenture Act...................... 18
Section 1.4    Rules of Construction.................................................. 19

                                   ARTICLE 2

                                   THE NOTES

Section 2.1    Form and Dating........................................................ 19
Section 2.2    Execution and Authentication........................................... 20
Section 2.3    Registrar and Paying Agent............................................. 20
Section 2.4    Paying Agent to Hold Money in Trust.................................... 21
Section 2.5    Holder Lists........................................................... 21
Section 2.6    Transfer and Exchange.................................................. 21
Section 2.7    Replacement Notes...................................................... 28
Section 2.8    Outstanding Notes...................................................... 28
Section 2.9    Treasury Notes......................................................... 29
Section 2.10   Temporary Notes........................................................ 29
Section 2.11   Cancellation........................................................... 29
Section 2.12   Defaulted Interest..................................................... 30

                                   ARTICLE 3

                       REDEMPTION AND OFFERS TO PURCHASE

Section 3.1    Notice to Trustee...................................................... 30
Section 3.2    Selection of Notes to Be Redeemed...................................... 30
Section 3.3    Notice of Redemption................................................... 31
Section 3.4    Effect of Notice of Redemption......................................... 32
Section 3.5    Deposit of Redemption Price............................................ 32
Section 3.6    Notes Redeemed in Part................................................. 33
Section 3.7    Optional Redemption.................................................... 33
Section 3.8    Mandatory Redemption................................................... 34
Section 3.9    Offer to Purchase by Application of Excess Proceeds.................... 34

                                   ARTICLE 4

                                   COVENANTS

Section 4.1    Payment of Notes....................................................... 36

Section 4.2    Maintenance of Office or Agency........................................ 36
Section 4.3    Reports................................................................ 37
Section 4.4    Compliance Certificate................................................. 37
Section 4.5    Taxes.................................................................. 38
Section 4.6    Stay, Extension and Usury Laws......................................... 38
Section 4.7    Company and Corporate Existence........................................ 38
Section 4.8    Limitation on Incurrence of Indebtedness and Issuance
               of Preferred Stock..................................................... 38
Section 4.9    Limitation on Restricted Payments...................................... 41
Section 4.10   Limitation on Liens.................................................... 43
Section 4.11   Limitation on Transactions with Affiliates............................. 43
Section 4.12   Limitation on Sale/Leaseback Transactions.............................. 44
Section 4.13   Limitation on Dividends and Other Payment Restrictions
               Affecting Subsidiaries................................................. 44
Section 4.14   Line of Business....................................................... 45
Section 4.15   Asset Sales............................................................ 45
Section 4.16   Change of Control...................................................... 46

                                  ARTICLE 5

                                  SUCCESSORS

Section 5.1    Merger, Consolidation or Sale of Assets................................ 48
Section 5.2    Successor Person Substituted........................................... 48

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.1    Events of Default...................................................... 49
Section 6.2    Acceleration........................................................... 51
Section 6.3    Other Remedies......................................................... 51
Section 6.4    Waiver of Past Defaults................................................ 51
Section 6.5    Control by Majority.................................................... 51
Section 6.6    Limitation on Suits.................................................... 52
Section 6.7    Rights of Holders to Receive Payment................................... 52
Section 6.8    Collection Suit by Trustee............................................. 52
Section 6.9    Trustee May File Proofs of Claim....................................... 53
Section 6.10   Priorities............................................................. 53
Section 6.11   Undertaking for Costs.................................................. 54

                                   ARTICLE 7

                                    TRUSTEE

Section 7.1    Duties of Trustee...................................................... 54
Section 7.2    Rights of Trustee...................................................... 55

Section 7.3    Definitive Rights of Trustee........................................... 56
Section 7.4    Trustee's Disclaimer................................................... 56
Section 7.5    Notice of Defaults..................................................... 56
Section 7.6    Reports by Trustee to Holders.......................................... 56
Section 7.7    Compensation and Indemnity............................................. 57
Section 7.8    Replacement of Trustee................................................. 57
Section 7.9    Successor Trustee by Merger, etc....................................... 59
Section 7.10   Eligibility; Disqualification.......................................... 59
Section 7.11   Preferential Collection of Claims Against Company...................... 59

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1    Option to Effect Legal Defeasance or Covenant Defeasance............... 59
Section 8.2    Legal Defeasance and Discharge......................................... 59
Section 8.3    Covenant Defeasance.................................................... 60
Section 8.4    Conditions to Legal Defeasance or Covenant Defeasance.................. 60
Section 8.5    Deposited Money and Government Securities to be Held in
               Trust; Other Miscellaneous Provisions.................................. 62
Section 8.6    Repayment to Company................................................... 62
Section 8.7    Reinstatement.......................................................... 62
Section 8.8    Discharge of Liability on Securities; Defeasance....................... 63

                                   ARTICLE 9

                                  AMENDMENTS

Section 9.1    Without Consent of Holders............................................. 63
Section 9.2    With Consent of Holders................................................ 64
Section 9.3    Compliance with Trust Indenture Act.................................... 65
Section 9.4    Revocation and Effect of Consents...................................... 65
Section 9.5    Notation on or Exchange of Notes....................................... 66
Section 9.6    Trustee to Sign Amendments, etc........................................ 66

                                  ARTICLE 10

                       PLEDGE OF COLLATERAL AND SECURITY

Section 10.1   Grant of Security Interest............................................. 66
Section 10.2   Delivery and Substitution of Collateral................................ 67
Section 10.3   Representations and Warranties......................................... 67
Section 10.4   Further Assurances..................................................... 67
Section 10.5   Dividends; Investments of Collateral; Voting
               Rights; Release upon Discharge or Defeasance........................... 68
Section 10.6   Trustee Appointed Attorney-in-Fact..................................... 69
Section 10.7   Trustee May Perform.................................................... 69

Section 10.8   Trustee's Duties....................................................... 69
Section 10.9   Remedies upon Event of Default......................................... 69
Section 10.10  Application of Proceeds................................................ 70
Section 10.11  Continuing Lien........................................................ 70
Section 10.12  Certificates and Opinions.............................................. 71
Section 10.13  Margin Regulations..................................................... 71

                                  ARTICLE 11

                                 MISCELLANEOUS

Section 11.1   Trust Indenture Act Controls........................................... 71
Section 11.2   Notices................................................................ 71
Section 11.3   Communication by Holders with Other Holders............................ 72
Section 11.4   Certificate and Opinion as to Conditions Precedent..................... 72
Section 11.5   Statements Required in Certificate or Opinion.......................... 73
Section 11.6   Rules by Trustee and Agents............................................ 74
Section 11.7   Legal Holidays......................................................... 74
Section 11.8   No Recourse Against Others............................................. 74
Section 11.9   Governing Law.......................................................... 74
Section 11.10  No Adverse Interpretation of Other Agreements.......................... 74
Section 11.11  Successors............................................................. 75
Section 11.12  Severability........................................................... 75
Section 11.13  Counterpart Originals.................................................. 75
Section 11.14  Table of Contents, Headings, etc....................................... 75

SIGNATURES

EXHIBITS

Exhibit A    FORM OF NOTE................................................... A-1
Exhibit B    CERTIFICATE OF TRANSFEROR...................................... B-1
Exhibit C    CERTIFICATE OF ACCREDITED INSTITUTION.......................... C-1
Exhibit D    CERTIFICATE OF REGULATION S TRANSFEROR......................... D-1

     INDENTURE, dated as of November 20, 1996, between ICON Fitness Corporation, a Delaware corporation (the "Company"), and Fleet National Bank, a national banking association, as trustee ("Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 14% Series A Senior Discount Notes due 2006 (the "Series A Notes") of the Company, and the 14% Series B Senior Discount Notes due 2006 of the Company (the "Series B Notes" and, together with the Series A Notes, the "Notes").


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.

     "Accreted Value" means, as of any date of determination prior to November 15, 2001, the sum of (a) the initial offering price of each Note and (b) that portion of the excess of the principal amount of each Note over such initial offering price as shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 14% per annum of the initial offering price of the Notes, compounded semi-annually on each May 15 and November 15 from the Issue Date through the date of determination.

     "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contempla tion of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition (collectively, "dispositions") of any assets (including by way of a Sale/Leaseback Transaction) other than dispositions of inventory in the ordinary course of business, (ii) the issuance by any Restricted Subsidiary of Equity Interests of such Restricted Subsidiary and (iii) the disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of any Restricted Subsidiary of the Company, in the case of either clause (i), (ii) or (iii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a disposition of assets by the Company to a Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary,
(iii) a disposition consisting of a Restricted Payment permitted by Section 4.9 hereof, (iv) the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole permitted by Article 5 hereof, (v) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, (vi) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction or (vii) the sale by ICON of the building at which HealthRider's headquarters was located and the related mortgage, including a sale, if any, of all of ICON's interest in Boyer Old Mill LLC and any related options to purchase interests therein. For the purposes of clauses (v) and (vi), notes received in exchange for the transfer of accounts receivable and related assets shall be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bain" means Bain Capital, Inc.

     "Banks" means General Electric Capital Corporation, as agent for the lenders, and the banks and other financial institutions from time to time that are lenders under the Credit Agreement.

     "Board of Directors" means, as applicable, the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Borrowing Base" of any Person means, as of any date, an amount equal to the sum of (a) 85.0% of the book value of all accounts receivable owned by such Person and its Subsidiaries

(excluding any accounts receivable from an Affiliate of such Person or that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to current trade accounts receivable) and (b) 60.0% of the book value of all inventory owned by such Person and its Subsidiaries as of such date (with a seasonal increase to 70.0% of inventory in effect from July 1 through November 30 of each year), all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable as of a specific date, such Person may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of any domestic commercial bank of recognized standing (i) having capital and surplus in excess of $100.0 million and (ii) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100.0 million for direct obligations issued by or fully guaranteed by the United States of America in which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof.

     "Change of Control" means the occurrence of any of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Bain or its Affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company or IHF Capital, as the case may be; (ii) during any period of two consecutive years, individuals who constituted Continuing Directors of the Company or IHF Capital, as the case may be, cease for any reason to constitute a majority of the Board of Directors of the Company or IHF Capital, as the case may be, then in office; (iii) the Company or IHF Capital, as the case may be, consolidates or merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates or merges into or with the Company or IHF Capital, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or IHF Capital, as the case may be, is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company or IHF Capital, as the case may be, is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or IHF Capital, as the case may be,) or where (A) the outstanding Voting Stock of the Company or IHF Capital, as the case may be, is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company or IHF Capital, as the case may be, as a Restricted Payment under Section 4.9 hereof (and such amount shall be treated as a Restricted Payment subject to the provisions of such section) and (B) no "person" or "group" other than Bain or its Affiliates owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; (iv) the Company or IHF Capital, as the case may be, is liquidated or dissolved or adopts a plan of liquidation or dissolution (other than as permitted under Section 5.1 hereof); or (v) the Company or IHF Capital, as the case may be, shall directly or indirectly hold less than 100% of the outstanding Capital Stock of ICON.

     "Collateral" means all of the issued and outstanding Capital Stock and inter-company notes (if any) of IHF Holdings held by the Company.

     "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Subsidiary designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) the Fixed Charges for such period, to the extent such amount was deducted in computing Consolidated Net Income, plus (d) deprecia tion and amortization (including amortization of goodwill and other intangibles and amortization of deferred compensation in respect of non-cash compensation but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP, plus (e) non-cash cost of goods sold as a result of any purchase accounting adjustments.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Person that is a Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) all extraordinary gains and extraordinary losses and any unusual or non-recurring charges recorded or accrued in connection with the Refinancing shall be excluded and (v) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or IHF Capital who (i) was a member of the Board of Directors of the Company or IHF Capital, as the case may be, at the beginning of the two-year period referenced in clause (ii) of the definition of "Change of Control", (ii) was nominated for election or elected to the Board of Directors of the Company or IHF Capital, as the case may be, with the affirmative vote of 66-2/3% of the Continuing Directors who were members of the applicable Board at the time of such nomination or election or (iii) was nominated for election or elected to the Board of Directors of the Company or IHF Capital, as the case may be, by the directors of the Company or IHF Capital, as the case may be, nominated by Bain or its Affiliates.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means the Amended and Restated Credit Agreement among ICON and the Banks, as in effect as at the date of this Indenture, providing for a revolving credit facility and term loans to ICON, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, amendments and modifications that provide for loans for Foreign Subsidiaries and for sub-facilities (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of any of the foregoing), together with the security agreements and other agreements in favor of the Banks entered into from time to time in connection with such Credit Agreement as such security agreements and other agreements may be amended, supplemented or otherwise modified from time to time.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries in the ordinary course of business against fluctuation in the values of the currencies of the countries (other than the United States) in which the Company or its Restricted Subsidiaries conduct business.

     "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in the footnote thereto).

     "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to November 15, 2006.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Default" has the meaning set forth in Section 6.1 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer by the Company to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     "Exchange Offer Registration Statement" means the registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus.

     "Existing Indebtedness" means Indebtedness of IHF Holdings and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems any preferred stock, in each case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Transaction Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions (including all mergers and consolidations), dispositions and discontinuance of operations that have been made by the Company or any of its Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Transaction Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions and discontinuance of operations had occurred on the first day of the four-quarter reference period; provided, however, that Fixed Charges shall be reduced by amounts attributable to operations that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Company's Fixed Charges subsequent to the Transaction Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing fees) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

     "Foreign Subsidiary" means any Subsidiary that is organized in a jurisdiction outside of the U.S. and its territories.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States on the date of this Indenture.

     "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in the form of Note attached hereto as Exhibit A.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "HealthRider" means HealthRider Inc., a Delaware corporation.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "ICON" means ICON Health & Fitness, Inc., a Delaware corporation.

     "ICON Indenture" means the Indenture dated as of November 14, 1994, as amended by a First Supplemental Indenture dated as of March 20, 1995, between ICON and Fleet National Bank (formerly known as Fleet Bank of Massachusetts, N.A.), as Trustee, relating to ICON's 13% Senior Subordinated Notes due 2002.

     "IHF Capital" means IHF Capital, Inc., a Delaware corporation.

     "IHF Holdings" means IHF Holdings, Inc., a Delaware corporation.

     "IHF Holdings Indenture" means the Indenture dated as of November 14, 1994, as amended by a First Supplemental Indenture dated as of March 20, 1995, between IHF Holdings and Fleet National Bank (formerly known as Fleet Bank of Massachusetts, N.A.), as Trustee, relating to IHF Holdings' 15% Senior Secured Discount Notes due 2004.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee of items that would be included within this definition.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchaser in the Offering.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel, salary and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets and any reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer's Certificate.

     "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated to payable prior to its Stated Maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Notes" means the Company's Series A Notes and Series B Notes.

     "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the Series A Notes pursuant to the Offering Memorandum.

     "Offering Memorandum" means the Offering Memorandum of the Company, dated November 15, 1996, relating to the Offering.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officer's Certificate" means a certificate signed by (i) the Chairman, the Chief Executive Officer, the President or a Vice President and (ii) the Treasurer, the Chief Financial Officer, the Director of Finance, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.5 hereof. The counsel may be an employee of or counsel to the Company, any of its Subsidiaries or the Trustee.

     "Parent" means IHF Capital, and also means any other Person which holds directly, or indirectly, more than 50% of the total outstanding Voting Stock of the Company, other than Bain and other than any Bain Affiliate whose assets do not principally consist (directly or indirectly) of Equity Interests in the Company.


     "Permitted Business" means a business in which the Company and its Subsidiaries was engaged on the date of this Indenture or a business that is reasonably related thereto.

     "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment by the Company or a Wholly Owned Restricted Subsidiary in a Receivables Subsidiary or an Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that the foregoing Investment is in the form of a note that the Receivables Subsidiary or other Person is required to pay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction; (c) any Investments in Cash Equivalents; (d) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; and (e) Investments in any Person engaged in a Permitted Business in an aggregate amount not to exceed $5 million at any time outstanding.

     "Permitted Liens" means (a) Liens in favor of the Company; (b) Liens securing Indebtedness that was permitted to be incurred pursuant to clauses (i),
(iii) and (viii) of Section 4.8 hereof; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens to secure surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the date of this Indenture; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor; (i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the

Company or impair the use of such property in the operation of the Company's business; (j) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default; and (k) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or constructed in the ordinary course of business on or after the date of this Indenture, provided that (i) such property or assets are used in a Permitted Business, (ii) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the lesser of the cost or fair market value of the assets or property (or portions thereof) so acquired or constructed, (iii) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such property within 120 days of the purchase or construction thereof and (iv) any Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.8 hereof, (l) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rentals payments secured thereby are not yet due and payable; (m) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (n) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (o) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (p) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (q) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;
(r) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; and (s) Liens on the assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction.

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, or government or any agency or political subdivision thereof.

     "Principals" means Scott Watterson and Gary Stevenson.

     "Principals Repurchase" means the repurchase of all of the outstanding options to purchase preferred stock of IHF Holdings held by the Principals pursuant to that certain Key Executive Preferred Stock Option Agreement dated as of September 6, 1996 between IHF Capital and the Principals.

     "Public Equity Offering" with respect to any Person means a bona fide underwritten sale to the public of common stock of such Person pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) that is declared effective by the Securities and Exchange Commission.

     "Purchase Money Obligations" of any Person means any obligations of such Person or any of its subsidiaries to any seller or any other Person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such Person or any of its subsidiaries within 180 days of such incurrence or assumption.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise), of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) sub jects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of this Indenture, between the Company and the Initial Purchaser.

     "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and leases it back from such Person, other than (i) any such arrangement (a) the term of which is not more than one year and (b) the Attributable Debt associated with which is less than $1.0 million (aggregating any series of related transactions), (ii) any such arrangement between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries and (iii) a lease by the Company or a Restricted Subsidiary of the Company of a portion of the building at which HealthRider's headquarters was located.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Notes" means the Company's 14% Series A Senior Discount Notes due 2006 to be issued pursuant to this Indenture.

     "Series B Notes" means the Company's 14% Series B Senior Discount Notes due 2006 to be issued pursuant to this Indenture in the Exchange Offer.

     "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "S&P" means Standard & Poor's Rating Group, and its successors.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other

Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "TIA" means the Trust Indenture Act of 1939, as in effect on the date this Indenture is qualified under the TIA.

     "Transfer Restricted Securities" has the meaning ascribed to such term in the Registration Rights Agreement.

     "Trustee" means the party named as such above until a successor replaces it in accordance with applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

     "UCC" means the Uniform Commercial Code as it may be from time to time in effect in the State of New York.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise, directly or indirectly, provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and certifying that such designation complied with the foregoing conditions and was permitted by Section 4.9 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.8 hereof the Company shall be in default of such section). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.8 hereof and
(ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

     "Weider Repurchase" means the repurchase, pursuant to that certain Stock and Warrants Purchase Agreement dated as of September 6, 1996 among IHF Capital, IHF Holdings, Weider Health and Fitness, a Nevada corporation, and the other parties thereto, of (i) all of the shares of common stock of the IHF Capital and certain warrants to purchase such stock held by the Weider Investors (as defined in such purchase agreement) and (ii) all of the shares of preferred stock of IHF Holdings held by Weider Health and Fitness.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.2  Other Definitions.

                                                                    Defined in
Term                                                                  Section
----                                                                ----------
     "Asset Sale"...................................................   4.15
     "Asset Sale Offer".............................................   4.15
     "Bankruptcy Law"...............................................    6.1
     "Change of Control Offer"......................................   4.16
     "Change of Control Payment"....................................   4.16
     "Change of Control Payment Date"...............................   4.16
     "Covenant Defeasance"..........................................    8.3
     "Custodian"....................................................    6.1
     "Excess Proceeds"..............................................   4.15
     "incur"........................................................    4.8
     "Legal Defeasance".............................................    8.2
     "Legal Holiday"................................................   11.8
     "Offer Amount".................................................    3.9
     "Offer Period".................................................    3.9
     "Paying Agent".................................................    2.3
     "Permitted Refinancing"........................................    4.8
     "Purchase Date"................................................    3.9
     "Registrar"....................................................    2.3
     "Refinancing Indebtedness".....................................    4.8
     "Restricted Payments"..........................................    4.9

Section 1.3  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder of Notes;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company, as obligor, or any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4   Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

          (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the date hereof;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2

                                   THE NOTES

Section 2.1   Form and Dating.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in face denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Notes will initially be issued in global form, substantially in the form of Exhibit A attached hereto (including footnote 1 thereto) and in definitive form, substantially in the form of

Exhibit A hereto (not including footnote 1 thereto). The Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.2   Execution and Authentication.

     Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

     If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by an Officer of the Company, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount, except as provided in Section 2.7 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3   Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Note.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.4   Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on, or Liquidated Damages with respect to, the Notes, and will notify the Trustee promptly in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no other liability for the money.

Section 2.5   Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder, and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.6   Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with the request:

               (x)  to register the transfer of the Definitive Notes, or

               (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirement for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

               (ii) in the case of Transfer Restricted Securities that are Definitive Notes, shall be accompanied by the following additional information and documents, as applicable:

                      (A) if such Transfer Restricted Securities are being
               delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                      (B) if such Transfer Restricted Securities are being
               transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 (and based upon an opinion of counsel if the Company or Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                      (C) if such Transfer Restricted Securities are being
               transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or Trustee so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto);

                      (D) if such Transfer Restricted Securities are being
               transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company or Registrar so requests), certification to that effect from such Holder (in substantially the form of Exhibits B and D hereto); or

                      (E) if such Transfer Restricted Securities are being
               transferred in reliance on another exemption from the registration requirement of the Securities Act (and based upon an opinion of counsel if the Company or

               Trustee so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

          (b) Restriction on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

               (i) if such Definitive Note is a Transfer Restricted Security, certification, substantially in the form of Exhibit B hereto, that such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

               (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions directing the Trustee to make, or directing the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note;

then the Trustee shall cancel such Definitive Note in accordance with Section
2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

               (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                      (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit B hereto); or

                      (B) if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                      (C) if such beneficial interest is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or Trustee so requests), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                      (D) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with rule 904 under the Securities Act (and based upon an opinion of counsel if the Company or Trustee so requests), certifications to that effect from such transferor (in substantially the form of Exhibits B and D hereto); or

                      (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or Trustee so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

     the Trustee, or the Note Custodian at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

               (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions in writing from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

          (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d) Authentication of Definitive Notes in Absence of Depository. If at any time:

               (i) the Depository for the Notes notifies the Company and Trustee in writing that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes and registered in such names as the Depository shall instruct the Trustee or the Company in writing.

          (e)  Legends.

               (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH

     PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER OF THE SECURITY EVIDENCED HEREBY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (l)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED, IN THE CASE OF CLAUSES (b), (c) AND (d) ABOVE, UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SECURITY ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                    (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (B) in the case of any Transfer Restricted Security
               represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of
               Section 2.6(c) hereof;

               provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

               (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume without further inquiry that there are no such Holders.

     (f) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee, or the Note Custodian at the direction of the Trustee, to reflect such reduction.

     (g) General Provisions with respect to Transfer and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company or Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.7, 3.9, 4.15, 4.16 and 9.5 hereof).

               (iii) The Registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefit under this Indenture as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection.

               (vi) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and premium, interest and Liquidated Damages, if any, on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

 Section 2.7   Replacement Notes.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company.

Section 2.8   Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because either of the Company or an Affiliate of the Company holds a Note.

     If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal, interest, premium and Liquidated Damages, if any, payable on that date with respect to the Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9   Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10  Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company shall authenticate, definitive Notes in exchange for temporary Notes.

     Until such exchange, Holders of temporary Notes shall be entitled to all of the right, benefit and privileges of this Indenture.

Section 2.11  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer or exchange, payment, replacement or cancellation. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company.

Section 2.12  Defaulted Interest.

     (a) If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     (b) The Company may make payment of defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                                   ARTICLE 3

                       REDEMPTION AND OFFERS TO PURCHASE

Section 3.1   Notice to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 4.15 or 4.16 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price,
(iv) the principal amount of the Notes to be purchased, and (v) further setting forth a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $10 million and the amount of such Excess Proceeds or (b) a Change of Control has occurred, as applicable.

Section 3.2   Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in face amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     In the event the Company is required to make an Asset Sale Offer pursuant to Section 3.9 and Section 4.15, and the amount of the Net Proceeds from the Asset Sale is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

Section 3.3   Notice of Redemption.

     Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and to the Trustee.

     The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2) the redemption price, separately stating the amount of any Liquidated Damages to be paid in connection with the redemption;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's written request, the Trustee shall give the notice of redemption in the name of the Company and at its expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4   Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice.

Section 3.5   Deposit of Redemption Price.

     At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company and certified by the Company to be in excess of the amount necessary to pay the redemption price of, and accrued interest and Liquidated Damages on all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal or Liquidated Damages, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal or Liquidated Damages, if any, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6   Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the written direction and expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7   Optional Redemption.

     At any time following the Issue Date, the Notes may be redeemed (subject to contractual and other restrictions and legal availability of funds therefor) at the option of the Company upon not less than 30 nor more than 60 days' written notice as follows:

          (a) in whole but not in part, at the redemption prices (expressed as percentages of the Accreted Value thereof on the applicable redemption date) set forth below, plus Liquidated Damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                       PERCENTAGE OF
          YEAR                                       THE ACCRETED VALUE
          ----                                       ------------------
          1996.....................................       104.000%
          1997.....................................       106.500%
          1998.....................................       109.000%
          1999.....................................       110.000%
          2000.....................................       110.000%

          (b) in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (plus Liquidated Damages, if any) to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                       PERCENTAGE OF
          YEAR                                       PRINCIPAL AMOUNT
          ----                                       ----------------
          2001.....................................       110.000%
          2002.....................................       106.666%
          2003.....................................       103.333%
          2004.....................................       100.000%

  Notwithstanding the foregoing, the Company may redeem the Notes in part as described in clause (b) above only if at least $100 million aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of each such partial redemption.

Section 3.8   Mandatory Redemption.

     The Company will be required to redeem the Notes with the net proceeds of any Public Equity Offering by the Company, any Parent of the Company or any of the Company's Subsidiaries as follows:

          (a) at the redemption prices (expressed as percentages of the Accreted Value thereof on the applicable redemption date) set forth below, plus Liquidated Damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                       PERCENTAGE OF
          YEAR                                       THE ACCRETED VALUE
          ----                                       ------------------
          1996.....................................       104.000%
          1997.....................................       106.500%
          1998.....................................       109.000%
          1999.....................................       110.000%
          2000.....................................       110.000%

          (b) at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (plus Liquidated Damages, if any) to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                       PERCENTAGE OF
          YEAR                                       PRINCIPAL AMOUNT
          ----                                       ----------------
          2001.....................................       110.000%
          2002.....................................       106.666%
          2003.....................................       103.333%
          2004.....................................       100.000%

  Any such redemption shall occur within 60 days of the date of the closing of any such Public Equity Offering.

Section 3.9   Offer to Purchase by Application of Excess Proceeds.

     Any Asset Sale Offer pursuant to Section 4.15 shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). On a date within five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.15 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, and any other applicable securities laws or regulations, in connection with any offer required to be made by the Company to repurchase the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

     No repurchase of Notes under this Section 3.9 shall be deemed to be a redemption of Notes.

                                   ARTICLE 4

                                   COVENANTS

Section 4.1   Payment of Notes.

     The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent holds one Business Day before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

     The Company shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2   Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the office of Chase Banking Corp., 4 New York Plaza, Ground Floor Receive Window, New York, New York 10004, Account Name:
Fleet National Bank, Account Number: BS72152-07 as one such office or agency of the Company in accordance with Section 2.3.

Section 4.3   Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the SEC, and transmit to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information with the SEC for public availability.

     (b) For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.4   Compliance Certificate.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Default or Events of Default of which he may have knowledge and what action each is making or proposes to take with respect thereto).

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(5), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company are taking or propose to take with respect thereto.

Section 4.5    Taxes.

     The Company shall, and shall cause its Subsidiaries to, pay prior to delinquency all material taxes, assessment, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.6    Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7    Company and Corporate Existence.

     Subject to Section 4.15 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (b) its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.8 Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that IHF Holdings may incur Indebtedness or issue shares of preferred stock if the Fixed Charge Coverage Ratio for IHF Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period would have been greater than 1.5 to 1; provided, further, however, that ICON or any of its Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if the Fixed Charge Coverage Ratio for ICON's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period would have been greater than 1.75 to 1.

     The foregoing limitations will not apply to:

               (i) Indebtedness incurred by any of the Company's Restricted Subsidiaries under the Credit Agreement (including Guarantees by Subsidiaries); provided (a) that the aggregate principal amount of such Indebtedness at any one time outstanding shall not exceed the greater of (1) the Borrowing Base of ICON and its Subsidiaries plus $60 million and (2) $345 million; and (b) that each of such $60 million and such $345 million shall be reduced (without duplication) by any amount which the commitment of the lenders thereunder to lend under the Credit Agreement is permanently reduced; and provided, further, that any borrowings by any Foreign Subsidiaries of the Company permitted under this clause (i) shall be reduced by the amount of Indebtedness then outstanding under clause (x) below;

               (ii) Indebtedness incurred by any of the Company's Restricted Subsidiaries in respect of Capital Lease Obligations or Purchase Money Obligations in an aggregate principal amount not to exceed $10 million at any time outstanding;

               (iii) Existing Indebtedness outstanding on the date of this Indenture, including Indebtedness under the IHF Indenture and the ICON Indenture and Indebtedness associated with the building at which HealthRider's headquarters was located;

               (iv) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is to be outstanding without violation of this Indenture;

               (v) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

               (vi) Indebtedness of the Company's Restricted Subsidiaries attributable to any Currency Agreement or Commodity Agreement;

               (vii) Other Indebtedness of the Company's Restricted Subsidiaries in an aggregate principal amount not to exceed $20 million at any time outstanding;

               (viii) the incurrence by any of the Company's Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness permitted to be incurred or outstanding under this Indenture in whole or in part (the "Refinancing Indebtedness"); provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, other than by an amount equal to the lesser of (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses incurred in connection with such refinancing; (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu with or subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be pari passu with or subordinated, as the case may be, in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (any such extension, refinancing, renewal, replacement, defeasance or refunding being referred to as a "Permitted Refinancing");

               (ix) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Restricted Subsidiary of the Company or its assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such person;

               (x) Indebtedness of Foreign Subsidiaries of the Company in an aggregate principal amount not to exceed the lesser of $15 million or the Borrowing Base of such Foreign Subsidiaries (after subtracting that portion of the Borrowing Base of such Foreign Subsidiaries counted towards the Borrowing Base of ICON and its Subsidiaries for purposes of clause (i) above) at any one time outstanding; provided that such $15 million shall be reduced by the amount by which the Indebtedness of Foreign Subsidiaries of the Company then outstanding under clause (i) above exceeds $10 million; and

               (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Company, in a principal amount not to exceed the proceeds received by the Company or any Subsidiary of the Company in connection with such disposition.

Section 4.9    Limitation on Restricted Payments.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any Restricted Subsidiary's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or a Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or a Wholly Owned Restricted Subsidiary of the Company); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness (other than the Notes) that is subordinated to the Notes, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (b) (i) in the case of a Restricted Payment by the Company, the Company would, at the time of such Restricted Payment, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test (applicable to IHF Holdings but substituting the Company for each reference to IHF Holdings) set forth in the first paragraph of Section 4.8 hereof and (ii) in the case of a Restricted Payment by IHF Holdings, IHF Holdings would, and in the case of a Restricted Payment by ICON or any of its Restricted Subsidiaries, ICON would, at the time of such Restricted Payment, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test (applied with respect to IHF Holdings and ICON, respectively) set forth in Section 4.8 hereof; and

               (c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made by the

     Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by the paragraph following the next succeeding paragraph other than pursuant to clauses (ii) or (iii) thereof), shall not exceed the sum of (1) 50% of the Consolidated Net Income of the Company (if the Restricted Payment is made by the Company), IHF Holdings (if the Restricted Payment is made by IHF Holdings) or ICON (if the Restricted Payment is made by ICON or any of its Restricted Subsidiaries) for the period (taken as one accounting period) commencing with the first full fiscal quarter after the date of initial issuance of the Notes and ending on the last day of the Company's, IHF Holdings' or ICON's, as the case may be, most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit as a negative number), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
     (3) the aggregate cash received by the Company as capital contributions to the Company after the Issue Date, plus (4) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Wholly Owned Restricted Subsidiary of the Company from any Unrestricted Subsidiary, (y) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the after-tax cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (z) the redesignation of any Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of "Investment"), in an amount not to exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

     Not later than the date of making any Restricted Payment (other than a Restricted Payment permitted by the immediately following paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed, which calculations may be based upon the Company's latest available financial statements.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company, or the defeasance, redemption or repurchase of subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) or out of the proceeds of a substantially concurrent cash capital contribution received by the Company; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Refinancing Indebtedness; (iv) the redemption, repurchase or retiring for value of any Equity Interests of the Company or IHF Capital held by one or more employees of the Company, IHF Capital or any of the Company's Subsidiaries in connection with the termination of such employee's employment with such employer; (v) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; (vi) the making of other Restricted Payments of up to $5 million in the aggregate; (vii) the making of loans to members of management of any Subsidiary of the Company in the ordinary course of business not to exceed $1.2 million at any one time outstanding; (viii) the Weider Repurchase; and (ix) the Principals Repurchase.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.10   Limitation on Liens.

     The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes are equally and ratably secured thereby.

Section 4.11   Limitation on Transactions with Affiliates.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, license, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $2 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $25 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing with expertise in underwriting non-investment grade debt securities; provided, however, that (i) any employment agreement or stock option agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (ii) transactions between or among the Company and its Restricted Subsidiaries, (iii) transactions permitted by Section 4.9 hereof, (iv) the payment of reasonable fees to directors of the Company or its Restricted Subsidiaries, (v) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans of the Company entered into in the ordinary course of business and approved by the Board of Directors, (vi) transactions between the Company and/or its Wholly Owned Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an investment, (vii) the Weider Repurchase, (viii) the Principals Repurchase and (ix) Affiliate Transactions pursuant to agreements existing on the date of this Indenture or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto, so long as any such amendment or replacement is not more disadvantageous in the aggregate to the Holders than the original agreement as in effect on the date of this Indenture, in each case, shall not be deemed Affiliate Transactions.

Section 4.12   Limitation on Sale/Leaseback Transactions.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction; provided that a Restricted Subsidiary of the Company may enter into a Sale/Leaseback Transaction if: (i) such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale/Leaseback Transaction pursuant to Section 4.8 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.10 hereof, (ii) the gross cash proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors) of the property that is the subject of such Sale/Leaseback Transaction and (iii) the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Company or such Restricted Subsidiary of the Company, as the case may be, applies the proceeds of such transaction in compliance with, Section 4.15 hereof.

Section 4.13 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, it profits, (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (c) make loans or advances to the Company or any of its Restricted Subsidiaries or (d) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date of this Indenture, including Indebtedness under the IHF Indenture and the ICON Indenture, (ii) the Credit Agreement, (iii) this Indenture and the Notes, (iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (vi) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices,
(vii) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (viii) Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive with respect to the provisions set forth in clauses (a), (b), (c) and (d) above than those contained in the agreements governing the Indebtedness being refinanced, or (ix) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary.

Section 4.14   Line of Business.

     So long as any Notes are outstanding, the Company and its Restricted Subsidiaries shall engage primarily in a Permitted Business.

Section 4.15   Asset Sales.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sale, unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. A transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Restricted

Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary will not be deemed to be an Asset Sale.

     Within 360 days after any Asset Sale, the Company or any Restricted Subsidiary may apply the Net Proceeds from such Asset Sale to (i) an investment (or the entering into of a legally binding agreement for an investment within 360 days after such Asset Sale and segregate such Net Proceeds from the general funds of the Company or such Restricted Subsidiary, as the case may be, for that purpose) in another business, capital expenditures or other long-term tangible assets, in each case, in or used in a Permitted Business or (ii) permanently reduce Indebtedness of any Restricted Subsidiary of the Company. Pending the making of any investment contemplated by clause (i) of the immediately preceding sentence, such Net Proceeds may be used to temporarily reduce the amount of outstanding Indebtedness under the Credit Agreement and such reduction shall constitute such a segregation referred to in such clause (i). In addition, if any such legally binding agreement to invest such Net Proceeds is terminated, then the Company or such Restricted Subsidiary, as the case may be, shall, prior to the later of (A) 360 days after such Asset Sale and (B) 90 days after the date of such termination, invest such Net Proceeds as provided in clause (i) or
(ii) (without regard to the parenthetical contained in such clause (i) above). Pending the final application of any Net Proceeds from the Asset Sale, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall (subject to IHF Holdings' obligation to make an "Excess Proceeds Offer" under the IHF Holdings Indenture and ICON's obligation to make an "Excess Proceeds Offer" under the ICON Indenture) make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the Accreted Value thereof on the date of purchase plus Liquidated Damages, if any, to the date of purchase (if prior to November 15, 2001) or 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (if on or after November 15, 2001), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

Section 4.16  Change of Control.

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control

Offer") at an offer price in cash equal to 101% of the Accreted Value thereof on the date of purchase plus Liquidated Damages, if any, thereon to the date of purchase (if prior to November 15, 2001) or 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (if on or after November 15, 2001) (in either case, the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;
(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (8) the circumstances and material facts regarding the Change of Control (including but not limited to information with respect to the historical consolidated financial information of the Company and pro forma consolidated financial information of the Company after giving effect to the Change of Control, information regarding the Person or Persons acquiring control, to the extent reasonably available, and the business plans of such Person or Persons with respect to the Company, to the extent reasonably available). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

     One Business Day prior to the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in immediately available funds in respect of all Notes or portions thereof so tendered. On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer and (2) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate at the written direction of the Company and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the

Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                                   ARTICLE 5

                                   SUCCESSORS

Section 5.1   Merger, Consolidation or Sale of Assets.

     (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or such other Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.8 hereof.

     (b) The Company shall deliver to the Trustee prior to the consummation of any proposed transaction subject to the foregoing paragraph an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 5.2   Successor Person Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this

Indenture referring to the "Company" shall refer to or include instead the successor Person and not the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.1   Events of Default.

     An "Event of Default" occurs if:

          (1) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional or mandatory redemption, required purchase (whether pursuant to Sections 4.15 or 4.16) or otherwise; or

          (2) the Company defaults in the payment of an installment of interest on, or Liquidated Damages, if any, with respect to, any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

          (3) the Company fails to comply with Sections 3.8, 4.8, 4.9, 4.15 or
     4.16 (other than with respect to the purchase of Notes) or Article 5 hereof and such default continues for a period of 45 days after written notice of such default requiring the Company to remedy the same shall have been given
     (x) to the Company by the Trustee or (y) to the Company and the Trustee by Holders of 25% in aggregate principal amount of the Notes then outstanding; or

          (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture (other than a default specified in clause (1), (2) or (3) above) and such default continues for a period of 60 days after written notice of such default requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by Holders of 25% in aggregate principal amount of the Notes then outstanding; or

          (5) a default or defaults occur under any other Indebtedness of the Company or any Restricted Subsidiary of the Company aggregating $10 million or more and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the Maturity of such Indebtedness;

          (6) the entry by a court of one or more judgments or orders against the Company or any Significant Subsidiary in an aggregate amount in excess of $10.0 million (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

          (7) the Trustee shall not have or shall cease to have a valid, perfected and subsisting first priority lien on the Collateral for its benefit and the benefit of the Holders;

          (8) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d) makes a general assignment for the benefit of its creditors, or

               (e) admits in writing its inability to pay debts as the same become due; or

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company, or any of its Restricted Subsidiaries in an involuntary case;

               (b) appoints a Custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of its property; or

               (c) orders the liquidation of the Company, or any of its Restricted Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     In the case of any Event of Default pursuant to the provisions of this
Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

Section 6.2    Acceleration.

     If an Event of Default (other than an Event of Default specified in clauses
(8) and (9) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare all the Notes to be due and payable. Upon such declaration the Accreted Value of (if prior to November 15, 2001) or principal of, premium, if any, and interest on (if on or after November 15, 2001) the Notes shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (8) or (9) of Section 6.1 occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.3    Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes, to enforce the performance of any provision of the Notes or this Indenture or to collect the payment of Liquidated Damages under the Registration Rights Agreement.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4    Waiver of Past Defaults.

     Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and annul its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any or interest on, or Liquidated Damages with respect to any Note held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5    Control by Majority.

     The Holders of a majority in principal amount of the then outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the

Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction (i) that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or (ii) that may involve the Trustee in personal liability.

Section 6.6    Limitation on Suits.

     A Holder of Notes may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any claim, loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

Section 6.7    Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on, or Liquidated Damages, if any, with respect to the Notes, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8    Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9    Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

Section 6.10   Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, Liquidated Damages and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes.

Section 6.11   Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

Section 7.1    Duties of Trustee.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b)  Except during the continuance of an Event of Default:

                    (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                    (ii) In the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liabilities for its own negligence or its own willful misconduct, except that:

                    (i)    This paragraph does not limit the effect of paragraph
               (b) of this Section.

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

                    (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any claim, loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2    Rights of Trustee.

               (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability, in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through its agent and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if in writing and signed by an Officer of the Company.

Section 7.3    Definitive Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

Section 7.4    Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Collateral or the compliance thereof or of any disclosure or other document related thereto with any applicable securities laws or regulations, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for monitoring or inquiring as to the performance of the Company's covenants in Article 4 hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5    Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.1(1) or (2), the Trustee may withhold the notice if it determines that withholding the notice is in the interests of Holders of Notes.

Section 7.6    Reports by Trustee to Holders.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders of Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders of Notes shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.7    Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, as agreed to between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

     The Company shall indemnify the Trustee against any and all claims, losses, liabilities or expenses incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8    Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

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

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (1)  the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its property; or

               (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder of Notes who has been a Holder of Notes for at least six months fails to comply with Section 7.10, such Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

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

Section 7.9   Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)(S) 310(a)(1) and 310(a)(5). The Trustee is subject to TIA (S) 310(b).

Section 7.11  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1   Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of the Board of Directors of the Company, evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.2   Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to outstanding Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3   Covenant Defeasance.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Section 4.3(a), 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document, and such omission to comply shall not constitute a Default under
Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3 hereof, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, Sections 6.1(3), 6.1(4), 6.1(5) 6.1(6) and 6.1(7) hereof, and Sections 6.1(8) and 6.1(9) hereof with respect to any Restricted Subsidiary that is a Significant Subsidiary, shall not constitute Events of Default.

Section 8.4   Conditions to Legal Defeasance or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance, as applicable:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities,

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

     or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

               (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default shall have occurred and be continuing on the date of such deposit or insofar as Section 6.1(8) or 6.1(9) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violations of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either of the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) on or prior to the 91st day following the deposit, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds are not subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

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

               (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4. hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 8.6    Repayment to Company.

               (a) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

               (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, interest, premium or Liquidated Damages, if any, that remains unclaimed for two years after such principal, interest, premium or Liquidated Damages, if any, became due and payable, and, thereafter, Holders entitled to the money must look to the Company for payment of such money as secured creditors and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 8.7   Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8   Discharge of Liability on Securities; Defeasance.

     When (a)(i) the Company delivers to the Trustee all outstanding Notes for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or on a specified redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, (b) the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption all outstanding Notes, including interest, premium and Liquidated Damages thereon to maturity or such redemption date, and if in either case the Company pay all other sums payable hereunder by the Company, and (c) if the Notes have been called for redemption and the redemption date has not occurred, the Company delivers to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such actions and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such actions had not occurred, then this Indenture shall cease to be of further effect except for (i) the provisions set forth in Article 2, Sections 4.2, 7.7 and 8.6 hereof and (ii) if the Notes have been called for redemption and the redemption date has not occurred, the Company's obligation to pay the redemption price on such redemption date. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                                   ARTICLE 9

                                  AMENDMENTS

Section 9.1    Without Consent of Holders.

     The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder of Notes:

               (a)  to cure any ambiguity, defect or inconsistency;

               (b)  to comply with Article 5;

               (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (d) to make any change that would provide additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder and under the Registration Rights Agreement of any Holder of the Notes; or

               (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the written request of the Company, accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2   With Consent of Holders.

     Except as otherwise provided herein, the Company and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer for the Notes).

     Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

     After a supplemental indenture or amendment under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.4 and
6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder of Notes affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder of Notes):

               (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the principal of or change the fixed maturity of any Note or alter the optional or mandatory redemption provisions (other than provisions relating to the covenants described in Section 4.15 and Section 4.16);

               (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, including default interest, on any Note;

               (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holders of Notes rescind such acceleration pursuant to Section 6.2);

               (e) make any Note payable in money other than that stated in the Note;

               (f) make any change in Section 6.4 or 6.7 hereof or in this sentence of this Section 9.2; or

               (g) make any change in the foregoing amendment and waiver provisions.

Section 9.3   Compliance with Trust Indenture Act.

     If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4   Revocation and Effect of Consents.

     Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes.

     The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
Section 2.5, or (ii) such other date as the Company shall designate.

Section 9.5    Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 9.6    Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith or therewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.

                                  ARTICLE 10

                       PLEDGE OF COLLATERAL AND SECURITY

Section 10.1   Grant of Security Interest.

     To secure the full and punctual payment when due and the full and punctual performance of the Company's obligations hereunder, the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the Collateral.

     The Company covenants that it will cause IHF Holdings not to issue any uncertificated shares of stock.

Section 10.2   Delivery and Substitution of Collateral.

               (a) Any and all Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto on the Closing Date and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

               (b) The Trustee shall have the right, at any time after the occurrence and during the countenance of an Event of Default, in its discretion and without notice to the Company, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

Section 10.3   Representations and Warranties.

     The Company hereby represents and warrants on the Closing Date as follows:

               (a) It is the record and beneficial owner of the Collateral pledged on such date, free and clear of any Lien, except for the Lien created by this Indenture.

               (b) It has full corporate power, authority and legal right to pledge all the Collateral pledged on the Closing Date.

               (c) The shares of capital stock of IHF Holdings constituting Collateral pledged on such date have been duly authorized and are validly issued, fully paid and on-assessable.

               (d) the pledge in accordance with the terms of this Indenture of the Collateral crates a valid and perfected first priority Lien on the Collateral, securing payment of the Company's obligations hereunder.

Section 10.4   Further Assurances.

               (a) The Company agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

               (b) The Company shall have the right from time to time to execute and deliver in favor of the Trustee for the benefit of the Holders one or more instruments or other documents evidencing or providing for additional security for the Notes, which may be in the form of a pledge of collateral, a negative pledge or otherwise. Any such instrument or document shall be effective without requiring execution or delivery by the Trustee and may be terminated pursuant to the terms thereof by written notice to the Trustee.

Section 10.5 Dividends; Investments of Collateral; Voting Rights; Release upon Discharge or Defeasance.

               (a) As long as no Default shall have occurred and be continuing, the Company shall be entitled to receive and retain for its own account any and all dividends (other than stock or liquidating dividends) and other distributions at any time and from time to time declared or paid upon any of the Collateral. During any period in which an Event of Default shall have occurred and be continuing, the Company shall promptly deliver to the Trustee all dividends and other distributions paid in respect of the Collateral owned by the Company as additional collateral hereunder. During any period in which an Event of Default shall have occurred and be continuing, all such dividends and other distributions shall be held by the Trustee as Collateral and shall, if received by the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement). Any cash dividends or distributions delivered to or otherwise held by the Trustee pursuant to this Section 10.5 during any period in which an Event of Default shall have occurred and be continuing, and any other cash constituting Collateral delivered to the Trustee, shall be invested by the Trustee in Cash Equivalents.

               (b) As long as no Default shall have occurred and be continuing and until delivery of the notice from the Trustee to the Company referred to in
Section 10.5(c), the Company shall be entitled to exercise any and all voting and other consensual rights relating to Collateral or any part thereof for any purpose; provided, however, that no vote shall be cast, and no consent, waiver
         --------  -------
or ratification given or action taken, which would be inconsistent with or violate any provision of this Indenture or the Notes.

               (c) Upon the occurrence and during the continuance of a Default, all rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10.5(b) shall cease upon notice from the Trustee to the Company and upon the giving of such notice of all such rights shall thereupon be vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights.

               (d) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 10.5(c), and to receive all dividends and distributions which it may be entitled to receive under Section 10.5(a), the Company shall, upon written notice of the Trustee, from time to time execute and deliver to the Trustee such instruments as the Trustee may reasonably request.

               (e) Upon satisfaction by the Company of the conditions set forth in Article 8 to its legal defeasance options or its covenant defeasance option or to the discharge of this

Indenture, the Lien of this Indenture on all the Collateral shall terminate and all the Collateral shall be released without any further action on the part of the Trustee or any other Person. Upon the release of any Collateral, the Trustee shall execute and deliver to the Company an instrument or instruments acknowledging the release of such Collateral from this Indenture and the discharge of the Lien on such Collateral created by this Article 10, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such Collateral.

Section 10.6   Trustee Appointed Attorney-in-Fact.

     The Company hereby appoints the Trustee as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article 10, including to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
This power, being coupled with an interest, is irrevocable.

Section 10.7   Trustee May Perform.

     If the Company fails to perform any agreement contained in this Article 10, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 7.7.

Section 10.8   Trustee's Duties.

     The powers conferred on the Trustee under this Article 10 are solely to protect its interest in the Collateral and other Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by its hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 10.9   Remedies upon Event of Default

     If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the UCC at that time, and the Trustee may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Holder may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

     The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state laws, even if the Company would agree to do so.

Section 10.10  Application of Proceeds.

     Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes pursuant to Section 6.2 (so long as such acceleration has not been rescinded), any cash held by the Trustee as collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part the Collateral, shall be applied by the Trustee in the manner specified in Section 6.10.

Section 10.11  Continuing Lien.

     Except as provided in Sections 10.2 and 10.5, this Indenture shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Notes, (ii) be binding upon the Company and its successors and assigns and (iii) inure to the benefit of the Trustee and its successors and the Holders.

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

Section 10.12  Certificates and Opinions.

     The Company shall comply with (a)TIA (S) 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture, and (b) TIA (S) 314(d), relating to, among other matters, the release of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA (S) 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA (S) 314(d).

Section 10.13  Margin Regulations.

     The Company shall take such steps as may be necessary so that it shall comply with Regulations G, U and X (insofar as Regulation X applies to Regulations G and U) promulgated by the Board of Governors of the Federal Reserve System, in each case as in effect from time to time and to the extent such Regulations are at the time applicable to the Notes issued by the Company.

                                  ARTICLE 11

                                 MISCELLANEOUS

Section 11.1   Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 11.2   Notices.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

     If to the Company:

     ICON Fitness Corporation
     1500 South 1000 West
     Logan, Utah  84321-8206
     Attention:  S. Fred Beck, Chief Financial Officer
     Telecopier No.:  (801) 750-5238

     If to the Trustee:

     Fleet National Bank
     One Federal Street
     Boston, Massachusetts  02110
     Attention:  Corporate Trust Department
     Telecopier No.:  (617) 346-5501

     The Company or the Trustee by notice to the others may designate additional or different addresses of subsequent notices or communications.

     All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder of Notes shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3   Communication by Holders with Other Holders.

     Holders of Notes may communicate pursuant to TIA (S) 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.4   Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.5   Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall include:

               (a) statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.6   Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7   Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8   No Recourse Against Others.

               (a) No director, officer, employee, agent, stockholder or controlling person of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

               (b) Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

Section 11.9   Governing Law.

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.10  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11  Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12  Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                        [signatures on following page]

                                  SIGNATURES

     IN WITNESS WHEREOF, the undersigned have caused this Indenture to be executed as of the date first above written.

                                             ICON FITNESS CORPORATION



                                             By:  /s/ Gary Stevenson
                                                  ------------------------------
                                                  Name:  Gary Stevenson
                                                  Title: President


                                             By:  /s/ S. Fred Beck
                                                  ------------------------------
                                                  Name:  S. Fred Beck
                                                  Title: Treasurer

                                             FLEET NATIONAL BANK, as Trustee


                                             By:  /s/ Shawn P. George
                                                  ------------------------------
                                                  Name:  Shawn P. George
                                                  Title: Corporate Trust Officer

                                                                       EXHIBIT A
                                 [Face of Note]

                            ICON FITNESS CORPORATION

                 14% SERIES [A/B] SENIOR DISCOUNT NOTE DUE 2006

No.                                                                   $_________
                                                             CUSIP NO. 451039AA9

     ICON Fitness Corporation, a Delaware corporation, promises to pay to ______________________ or registered assigns the principal sum of_______________
Dollars on November 15, 2006.

     Interest Payment Dates:  May 15 and November 15, commencing May 15, 2002

     Record Dates:  May 1 and November 1

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     In Witness Whereof, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:
  [Seal]                               ICON FITNESS CORPORATION

                                       By: _____________________________________

                                       By: _____________________________________
Certificate of Authentication:

Fleet National Bank, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.


By __________________________
   Authorized Signature

Additional provisions of this Note are set forth on the other side of this Note.

                                 (Back of Note)

                14% Series [A/B] Senior Discount Notes due 2006

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Depository Trust Company shall act as the Depository until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (B), (C), OR (D), BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE

______________________

/1/ This paragraph should be included only if the Note is issued in global form.

UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SECURITY ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. ICON Fitness Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 14% per annum from November 15, 2001 until maturity and to pay Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from November 15, 2001; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the interest rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, except that the Company will pay defaulted interest as provided in Section 2.12 of the Indenture. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available/same day funds will be required with respect to principal of an interest, premium and Liquidated Damages, if any, on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice.

4. Indenture. The Company issued the Notes under an Indenture, dated as of November 20, 1996 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbb). Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are secured obligations of the Company limited to $162,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay interest, premium and Liquidated Damages, if any, on outstanding Notes as set forth in paragraph 2 hereof.

5. Optional Redemption. At any time following the Issue Date, the Notes may be redeemed (subject to contractual and other restrictions and legal availability of funds therefor) at the option of the Company upon not less than 30 nor more than 60 days' notice as follows:

          (a) in whole but not in part, at the redemption prices (expressed as percentages of the Accreted Value thereof on the applicable redemption date) set forth below, plus Liquidated Damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                       PERCENTAGE OF
          YEAR                                       THE ACCRETED VALUE
          ----                                       ------------------
          1996.....................................       104.000%
          1997.....................................       106.500%
          1998.....................................       109.000%
          1999.....................................       110.000%
          2000.....................................       110.000%

          (b) in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (plus Liquidated Damages, if any) to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                       PERCENTAGE OF
          YEAR                                       PRINCIPAL AMOUNT
          ----                                       ----------------
          2001.....................................       110.000%
          2002.....................................       106.666%
          2003.....................................       103.333%
          2004.....................................       100.000%

     Notwithstanding the foregoing, the Company may redeem the Notes in part as described in clause (b) above only if at least $100 million aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of each such partial redemption.

6. Mandatory Redemption. The Company will be required to redeem the Senior Discount Notes with the net proceeds of any Public Equity Offering by the Company or any of its Subsidiaries as follows:

          (a) at the redemption prices (expressed as percentages of the Accreted Value thereof on the applicable redemption date) set forth below, plus Liquidated Damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                       PERCENTAGE OF
          YEAR                                       THE ACCRETED VALUE
          ----                                       ------------------
          1996.....................................       104.000%
          1997.....................................       106.500%
          1998.....................................       109.000%
          1999.....................................       110.000%
          2000.....................................       110.000%

          (b) at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (plus Liquidated Damages, if any) to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                       PERCENTAGE OF
          YEAR                                       PRINCIPAL AMOUNT
          ----                                       ----------------
          2001.....................................       110.000%
          2002.....................................       106.666%
          2003.....................................       103.333%
          2004 and thereafter......................       100.000%

     Any such redemption shall occur within 60 days of the date of the closing of any such Public Equity Offering.

7. Notice of Redemption. Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed, the Trustee shall select pro rata the Notes to be redeemed in multiples of $1,000. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

8. Change of Control. In the event of a Change of Control of the Company, the Company shall be required to make an offer to purchase all or any portion of each Holder's Notes, at 101% of the Accreted Value thereof, plus Liquidated Damages, if any, thereon to the date of purchase (if prior to November 15, 2001) or 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (if on or after November 15, 2001).

9. Asset Sale Offer. In the event of certain Asset Sales, the Company may be required to make an Asset Sale Offer to purchase all or any portion of each Holder's Notes, at 101% of the Accreted Value of the Notes (if prior to November 15, 2001) or 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (if on or after November 15, 2001).

10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or its Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.
     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption. Also, it need not transfer or exchange any Notes for a period of 30 days before a selection of Notes to be redeemed.

12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make any change that does not adversely affect the rights of any Holder.

15. Defaults and Remedies. An event of default generally is: (i) default in payment when due of the principal of or premium, if any, on any of the Notes; (ii) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, any of the Notes; (iii) failure by the Company for 45 days after notice to comply with certain of its agreements in the Indenture and the Notes; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default which is caused by a failure to pay principal of or premium, if any, or interest on certain or other Indebtedness aggregating $10 million or more prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries and (viii) the Trustee not having or ceasing to have a valid, perfected and subsisting first priority lien on the Collateral for its benefit and the benefit of the Holders. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the Accreted Value, if such Event of Default shall occur prior to November 15, 2001, or the principal amount of all such Notes, together with any premium and interest thereon, if any, if such Event of Default shall occur on or after November 15, 2001, to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to either of the Company, such amounts shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.
     The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

16. Trustee Dealings with Company. Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others. A director, officer, employee, agent, stockholder or controlling person of the Company shall not have any liability for any obligations of the

     Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

20. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided by Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of the date of the Indenture (the "Registration Rights Agreement"), between the Company and the Initial Purchaser.

21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holder of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or Registration Rights Agreement. Requests may be made to: ICON Fitness Corporation, 1500 South 1000 West, Logan, Utah 84321-8206, Attention: Secretary.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to:



________________________________________________________________________________
              (Insert assignee's social security or tax I.D. no.)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________


Your Signature:     ____________________________________________________________
                    (Sign exactly as your name appears on the other side of

_______________________
this Note)

Date: ______________


Signature Guarantee:  _____________________

                  FORM OF OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

          Section 4.15  [  ]            Section 4.16  [  ]

     If you want to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount (in integral multiples of $1,000):


$      _____________


Date:  _____________                    Signature:  ____________________________
                                                    (Sign exactly as your name
                                                    appears on the other side
                                                    of this Note)



________________________________________________________________________________
Signature Guarantee:

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE

The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                 Principal Amount
                          Amount of            Amount of       of this Global Note       Signature of
                         decrease in          increase in         following such     authorized officer of
                     Principal Amount of   Principal Amount          decrease             Trustee or
 Date of Exchange     this Global Note    of this Global Note     (or increase)         Note Custodian
------------------   -------------------  -------------------  -------------------   ---------------------

_____________________________
/*/  This should be included only if the Note is issued in global form.

                                                                       EXHIBIT B
                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF NOTES

Re:  14% Series [A/B] Senior Discount Notes due 2006 of ICON Fitness Corporation

     This Certificate relates to $_____ principal amount of Notes held in /*/ _______ book-entry or /*/ ______ definitive form by _________________ (the
"Transferor").

The Transferor/*/:

     [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [_] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relative to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:/*/

     [_] Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

     [_] Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and in the case of clause (ii), based on an opinion of counsel if the Company so request and together with a certification in substantially the form of Exhibit D to the Indenture).

     [_] Such Note is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so request) or (ii) pursuant to an effective registration statement under the Securities Act.

     [_] Such Note is being transferred to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests) together with a certification in substantially the form of Exhibit C to the Indenture.

________________________
/*/  Check applicable box.

     [_] Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).



                                                  _____________________________
                                                  [INSERT NAME OF TRANSFEROR]


                                                  By:  _________________________
                                                       Name:
                                                       Title:
                                                       Address:
Date:  _______________ ___, ______

                                                                       EXHIBIT C

           FORM OF LETTER TO BE DELIVERED BY ACCREDITED INSTITUTIONS

                                            ____________ ___, ____

Fleet National Bank, as Registrar
Attention: Corporate Trust Department

Ladies and Gentlemen:

     We are delivering this letter in connection with an offering of 14% Series [A/B] Senior Discount Notes due 2006 (the "Notes") of ICON Fitness Corporation, a Delaware corporation (the "Company"), as described in the Offering Memorandum (the "Offering Memorandum") relating to the Offering.

     We hereby confirm that:

     (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

     (ii) any purchase of Notes will be used by us for our own account or for the account of one or more other Institutional Accredited Investors;

     (iii) in the event that we purchase Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

     (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

     (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

     (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

     We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that (a) such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (b) we will notify any subsequent purchaser from us, or from any account for which we acquire Notes, of
the resale restrictions set forth in (a) above.   We understand that the
Registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

     We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                        Very truly yours,



                                        ____________________________________
                                        [Name of Transferor]



                                        By:  _______________________________
                                             Name:
                                             Title:
                                             Address:

                                                                       EXHIBIT D

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S


                                                               __________, _____

Fleet National Bank, as Registrar
Attention:  Corporate Trust Department


Ladies and Gentlemen:

     In connection with our proposed sale of certain 14% Series [A/B] Senior Discount Notes due 2006 (the "Notes") of ICON Fitness Corporation, a Delaware corporation (the "Company") we represent that:

     (i)    the offer of the Notes was not made to a person in the United
            States;

     (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        _____________________________________
                                        [Name of Transferor]


                                        By:  ________________________________
                                             Name:
                                             Title:
                                             Address:

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